James J. Seifert
                               3322 Churchill Dr.
                               Woodbury, MN 55125





December 12, 1997                                               Hand Delivered
                                                                and by Fax
                                                                612/332/7454

Legal Research Center, Inc.
c/o Gus Ljungkull, Chief Executive Officer
700 Midland Square Building
331 Second Avenue South
Minneapolis, MN 55401

Dear Gus:

Effective immediately, I hereby resign my position as a member of the Board of Directors of the Legal Research Center, Inc.

Very Truly Yours,



By /s/ James J. Seifert
   -----------------------
   James J. Seifert



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